UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

MBT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Michigan	000-30973	38-3516922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

102 East Front Street, Monroe, Michigan	48161
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 241-3431

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2015, the Company's Compensation Committee implemented certain amendments to the MBT Financial Corp. 2008 Stock Incentive Plan (the "Plan") which were approved by shareholders at the Annual Meeting of Shareholders held on May 7, 2015. A summary of these amendments as well as a summary of the general terms of the Plan appear below. These summaries are qualified in their entirety by reference to the complete text of the Plan that is attached as Exhibit 10 to this report on Form 8-K.

Summary of Amendments

Amendment to Section 3.1 to Increase the Maximum Number of Authorized Shares: Upon the recommendation of the Board of Directors, the shareholders approved an amendment to Section 3.1 of the Plan to increase the aggregate number of common shares available for issuance under the Plan from 1,000,000 to 1,500,000, which may be either treasury shares or issued from authorized but unissued shares.

Amendment to Section 3.3 Regarding the Effect of Receipt of Shares and the Settlement of Stock Appreciation Rights: As originally adopted by shareholders in 2008, Section 3.3 provided that if the exercise price for an award is paid in shares of the Corporation’s common stock, the shares received by the Corporation in satisfaction of the exercise price shall not be added back to the maximum aggregate number of shares available for issuance under the Plan. In addition to maintaining this existing provision, the shareholders approved, upon the recommendation of the Board of Directors, an amendment to Section 3.3 of the Plan to provide that shares withheld by the Corporation to cover a participant’s tax obligation with respect to a particular award shall also not be added back to the maximum aggregate number of shares which may be issued under the Plan. The amendment to Section 3.3 also clarifies that, where Stock Appreciation Rights are settled by the delivery of shares of common stock to the recipient, the actual number of shares so delivered shall be deducted from the aggregate maximum number of shares that may be issued under the Plan.

Addition of New Section 16.10 Regarding the Corporation’s Policy on Recoupment of Executive Incentive Compensation: Upon the recommendation of the Board of Directors, the shareholders approved an amendment to the Plan to include a new Section 16.10 that makes all awards granted under the Plan after January 1, 2015 subject to the Corporation’s Policy on Recoupment of Executive Incentive Compensation (the “Clawback Policy”), as previously adopted by the Corporation’s Board of Directors.

The Clawback Policy provides that, if the Corporation is required to prepare restated financial restatements due to the material non-compliance of the Corporation with any financial reporting requirement, then the Board of Directors, or the Compensation Committee, may in appropriate cases require a “Covered Officer,” as defined in the Policy, who has received incentive compensation with respect to the affected fiscal year to repay all or a portion of the incentive compensation received with respect to such year (whether vested or unvested) under certain circumstances.

Summary of the Plan

Administration: The Plan is required to be administered by a committee that is comprised of at least three non-employee Directors (the “Committee”). The Committee must be comprised of “Outside Directors” within the definitions of the terms "outside director" set forth in Section 162(m) of the Internal Revenue Code (the "Code"), "independent director" set forth in The Nasdaq Stock Market rules, and "non-employee director" set forth in Rule 16b-3, or any successor definitions adopted by the Internal Revenue Service, The Nasdaq Stock Market and Securities and Exchange Commission, respectively, and similar requirements under any other applicable laws and regulations.

The Committee selects participants from among eligible persons and, subject to the terms of the Plan, determines the type, size and time of grant of stock incentive awards, determines the terms and conditions of awards and makes all other determinations necessary or advisable for the administration of the Plan. Each award under the Plan will be evidenced by a written award agreement approved by the Committee (the "Award Agreement").

Eligibility: The Committee may make awards to any person who is an officer, director or key employee of the Corporation or a Subsidiary.

Shares Available for Awards: No more than 1,500,000 shares of the Corporation’s common stock are permitted to be issued under the Plan. The shares that may be issued may be authorized but unissued shares or treasury shares. If there is a stock split, stock dividend or other relevant change affecting the common shares, the Committee will make appropriate adjustments in the maximum number of shares issuable under the Plan and subject to outstanding incentive awards. Shares that were subject to an incentive award under the Plan but were not issued for any reason and are no longer subject to award or were issued and reacquired by the Corporation because of a participant's failure to comply with the terms of an award are again available for award under the Plan.

Types of Awards and Annual Award Limits: Incentive awards that may be issued under the Plan consist of stock options, stock appreciation rights, restricted share and restricted share unit awards, and performance share awards. In addition, under the terms of the Plan, a portion of a participant’s compensation otherwise payable in cash may be paid in common shares of the Corporation. The Plan contains annual limits on certain types of awards to individual participants. In any calendar year, no participant may be granted awards covering more than 100,000 shares.

Options. A stock option provides for the purchase of shares in the future at an exercise price per share that may not be less than 100% of the fair market value of a share on the date the option is granted. Stock options may be either nonqualified options or incentive stock options, which meet the requirements of Section 422 of the Code. The term of an option may not exceed ten years. Subject to the provisions of the Plan and approval of the Committee, and in the case of incentive stock options the limitations imposed by the applicable provisions of the Code, the exercise price may be paid (i) in cash, (ii) shares of Corporation common stock (iii) any combination of cash and shares of Corporation common stock; and (iv) by any other method permitted by law and affirmatively approved by the Committee which assures full and immediate payment or satisfaction of the exercise price, which may include broker assisted cashless exercise.

Stock Appreciation Rights. Awards may be made of stock appreciation rights (“SAR”) which may include awards that are settled solely in shares of the Corporation known as “stock only stock appreciation rights” (“SOSARs”). The exercise price of a SAR will never be less than the fair market value of the shares on the date of the award. Upon exercise, the holder of a SAR is entitled to receive shares or other property as set forth in the award.

Restricted Share and Restricted Share Unit Awards. A restricted share or restricted share unit award is an award of shares (or in the case of units convertible into shares) that may not be sold, transferred, pledged, or otherwise transferred until the restrictions established by the Committee at the time of grant is satisfied. The award agreement sets forth the restrictions applicable to an individual award and may include time vesting restrictions, noncompetition restrictions, and performance restrictions.

Performance Share Awards. The Committee may grant performance share awards under which payment is made, in the Committee's discretion, in shares upon the attainment of specified performance objectives selected by the Committee. At the time of grant of a performance share award, the Committee will specify the performance objectives which, depending on the extent to which they are met, will determine the number of shares that will be distributed to the participant.

Stock Awards. The Committee may grant eligible persons awards of shares of the Corporation’s common stock for services in lieu of bonus or other cash compensation, or for any other valid purpose determined by the Committee. Stock awards are free of any restrictions on transfer and upon issuance of the shares, the holder has all of the rights of a shareholder.

Other Provisions

Vesting. All awards are subject to such time and performance vesting conditions as the Committee may determine and are set forth in the Award Agreement. Unless otherwise set forth in the Award Agreement all awards immediately vest upon death, disability or Change in Control as defined under the terms of the Plan.

IRC 409A Compliance. Unless an Award Agreement approved by the Committee provides otherwise, each award granted under the Plan is intended to meet the requirements for exclusion from coverage under Code Section 409A.

Plan Amendments. The Board of Directors may amend, alter, or discontinue the Plan at any time, provided that no amendment, alteration, or discontinuance may be made that materially and adversely affects the rights of a participant under any award granted prior to the date such action is adopted by the Board of Directors without the participant's written consent. In addition no amendment may be made without shareholder approval, if shareholder approval is required under applicable laws, regulations or exchange requirements (including Section 422 of the Code with respect to ISOs, and for the purpose of qualification as "performance-based compensation" under Section 162(m) of the Code), unless the required to: (i) comply with any law; (ii) preserve any intended favorable tax effects for the Corporation, the Plan or participants; or (iii) avoid any unintended unfavorable tax effects for the Corporation, the Plan or participants.

Term of the Plan: Unless earlier terminated by the Board, the Plan would terminate on the day immediately preceding the tenth anniversary date of its approval by shareholders of the Corporation. Termination of the Plan does not affect any outstanding awards granted prior to the termination of the Plan.

Forfeiture upon Termination for Cause. Subject to the provisions of the Award Agreement to which such award relates, upon the termination of employment of an employee for cause the employee forfeits all benefits associated with any award including all unexercised options whether or not previously vested, all unexercised SARs whether or not previously vested and all restricted shares, restricted share units and performance shares for which the delivery of shares has not yet occurred.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

10	MBT Financial Corp. 2008 Stock Incentive Plan, as Amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

MBT FINANCIAL CORP.

Date: May 29, 2015	By:	/s/ John L Skibski
John L Skibski
Executive Vice President and
Chief Financial Officer